Exhibit 10.1

SECOND AMENDMENT TO LICENSED MEDICAL MARIJUANA FACILITY TRIPLE NET (NNN) LEASE AGREEMENT

This Second Amendment to the Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement (“Amendment”), dated as of November 30, 2022 (the “Amendment Effective Date”), is entered into by and between ZONED ARIZONA PROPERTIES, LLC (“Landlord”), and VSM LLC, a Colorado limited liability company registered to do business in Arizona as VSM AZ LLC (“VSM” or “New Tenant”). Landlord and New Tenant are referred to individually as a “Party” or collectively as the “Parties”.

RECITALS

A. Landlord and CJK, Inc., an Arizona non-profit corporation (“CJK” or “Original Tenant”), entered into that certain Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement, dated May 1, 2018 (the “Original Lease”), with respect to the “Premises” and “Building” located at 410 South Madison Drive, Tempe, Arizona 85281, as such capitalized terms are more particularly described in the Original Lease (collectively, the “Premises”).

B. Landlord and CJK amended the Original Lease by entering into that certain First Amendment to the Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement, dated May 31, 2020 (the “First Amendment”, and together with the Original Lease, the “Amended Lease”).

C. New Tenant, through itself and its affiliates, operates Green Dot Labs, which is a cannabis cultivation and extraction brand headquartered in Boulder, Colorado.

D. Concurrently with the execution of this Amendment and as a condition precedent to Landlord’s and New Tenant’s agreement to enter into this Amendment, CJK shall assign the Amended Lease to New Tenant (the “Lease Assignment”) and at the Closing of the Lease Assignment on the Amendment Effective Date (the “Closing”) the Parties agree that this Amendment shall become effective.

E. Concurrently with the execution of this Amendment and as a condition precedent to Landlord’s and New Tenant’s agreement to enter into this Amendment, at the Closing of the Lease Assignment on the Amendment Effective Date, CJK, as the license holder of certain medical and adult use retail marijuana licenses (the “License Holder”) issued by the Arizona Department of Health Services (“AZDHS”), and New Tenant shall enter into a certain written agreement to amend that certain Management Agreement between CJK, as License Holder, and AC Management LLC, an Arizona limited liability company, as manager (“Manager”), with respect to Manager’s provision of certain management services to License Holder (the “Management Agreement”) and whereby certain management services defined therein shall be removed by amendment to the Management Agreement (the “Amended Management Agreement”) from the exclusive right of Manager (collectively, the “Carve-Out Services”), and thereafter VSM shall perform such Carve-Out Services (and others) for License Holder pursuant to a new Cultivation Management Services Agreement dated as of the Amendment Effective Date between License Holder, as principal, and VSM, as contractor (the “New Management Agreement” or “CMSA”). License Holder’s prior written consent shall be obtained.

F. Landlord and New Tenant desire to further amend the Amended Lease in accordance with the terms set forth below, effective as of the Amendment Effective Date, (collectively with the Amended Lease, the “Second Amended Lease”).

AMENDMENT

1. Defined Terms; Recitals. All capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Amended Lease, as amended by this Amendment. Effective with the Amendment Effective Date and for the purposes of the Second Amended Lease, the terms “New Tenant”, defined in this Amendment, and “Tenant, defined in the Original Lease, shall mean “VSM”, and its permitted successors, nominees and assigns. The recitals are incorporated into this Amendment as if fully stated herein.

2. Use. Section 1.01(E) of the Lease is hereby deleted and replaced with the following:

“(E) Tenant Use	Licensed medical and adult use marijuana off-site cultivation and extraction facility including, without limitation, compounding, blending, extracting, infusing and otherwise making or preparing marijuana products, in accordance with the laws of the State of Arizona (including Title 9, Chapters 17 and 18 of the State of Arizona Department of Health Services Medical Marijuana Program and Adult-Use Marijuana Program, as amended from time to time, and Section 36, Chapters 28.1 and 28.2 of the Arizona Revised Statutes, as amended from time to time), other applicable laws, rules and regulations from any governmental entity, applicable licensure requirements, and the regulations and uses incidental thereto, and no other use without Landlord’s prior written consent.”

3. Security Deposit. Section 1.01 (L) of the Lease is hereby deleted and replaced with the following:

“(L) Security Deposit	In addition to an existing security deposit of $18,233.26 (USD), which shall remain in the possession of Landlord during the Term as provided in Section 5.05 of the Amended Lease, New Tenant shall deposit with Landlord a total of $147,600.00 (USD). representing three (3) months of current Base Rent, not later than three (3) business days after the Amendment Effective Date.”

4. Lease Assignment. A new provision as paragraph 15.06 of the Amended Lease is hereby added by this Amendment:

“15.06 Assignment to VSM LLC, Doing Business as VSM AZ LLC, as New Tenant

Notwithstanding anything to the contrary contained in the Amended Lease, Tenant has requested Landlord consent to an assignment of the Amended Lease from Tenant (as “Original Tenant”) to VSM LLC, doing business as VSM AZ LLC (“New Tenant”), effective with the Amendment Effective Date. In exchange for New Tenant’s payment to Escrow Agent TLA LLC, a Texas limited liability company (“Escrow Agent”), for the benefit of Landlord of THREE HUNDRED THOUSAND ($300,000.00) (US) (the “Assignment Price”), the Capital Commitment (defined below), and other terms and provisions, Landlord hereby consents to the Lease Assignment in the form set forth in Exhibit A to this Amendment (the “Lease Assignment”) to be effective as of the Amendment Effective Date and subject to satisfaction of the Landlord Conditions (defined below). With respect to the Lease Assignment to New Tenant, any and all provisions referencing a certain Confidential Advisory Services Agreement described in the Amended Lease shall not apply to New Tenant. Landlord acknowledges that the Original Tenant has caused its affiliate, BAHC (as defined in the First Amendment) to satisfy its obligations stated in Section 17.30 of the First Amendment.”

5. Amendment to Original Guaranty. That certain Guaranty of Payment and Performance dated May 1, 2018 attached to the Original Lease as Exhibit D (the “Original Guaranty”) shall be modified by deleting Section 17 thereof effective as of the Amendment Effective Date.

6. Sublease. By this Amendment New Tenant has requested Landlord’s consent to New Tenant’s sublease of a portion of the Premises to Original Tenant as described in that certain Sublease attached hereto as Exhibit B (the “Sublease”) to be effective as of the Amendment Effective Date. Effective as of the Amendment Effective Date, Landlord hereby consents to the Sublease subject to satisfaction of the Landlord Conditions.

7. Additional Guarantor. In consideration of Landlord’s consent to the Lease Assignment, Sublease, and other terms and provisions of this Amendment, New Tenant has caused its affiliate GDL Inc., a Colorado corporation (“GDL”), to execute and deliver the Guaranty of Payment and Performance attached hereto as Exhibit C (the “Additional Guaranty”) effective as of the Amendment Effective Date. Landlord reserves the right to require New Tenant to cause its affiliates, principals or other appropriate entities or persons to sign a guaranty of the Lease in substantially the same form as the Additional Guaranty if the financial statements and information provided by GDL under Section 13 of the Additional Guaranty indicate a material lack of liquidity, assets, and/or financial ability to guaranty and secure the Indebtedness in Landlord’s reasonable determination (“Landlord’s Determination”), provided that Landlord shall have given New Tenant and GDL written notice of Landlord’s Determination and New Tenant and GDL shall have thirty (30) days from receipt of Landlord’s Determination to provide documentation and information to Landlord challenging Landlord’s Determination in lieu of New Tenant delivering an Additional Guaranty to Landlord.

6. Memorandum of Lease. Notwithstanding anything to the contrary contained in the Amended Lease, Landlord and New Tenant agree to execute and deliver the Memorandum of Lease attached hereto as Exhibit D (the “Memorandum”) effective as of the Amendment Effective Date. New Tenant shall instruct the Escrow Agent to record the Memorandum in the Official Records of Maricopa County Recorder’s Office.

7. Capital Commitment. A new sub-paragraph to paragraph 9.02 of the Amended Lease is hereby added by this Amendment:

“In compliance with this paragraph 9.02, New Tenant shall cause a total of at least THREE MILLION ($3,000,000.00) (US) to be spent toward capital improvements to the Premises (the “Commitment Improvements”) within two (2) years after the Amendment Effective Date (the “Capital Commitment”). Any such Commitment Improvements shall be made in accordance with the Second Amended Lease. Commitment Improvements to be counted toward satisfying the Capital Commitment shall include capital improvements to the Premises and any part thereof, as well as other improvements approved in advance in writing by Landlord, and shall exclude soft costs, permit, design, architectural and engineering fees, and legal fees. New Tenant acknowledges that the Capital Commitment is material to Landlord and Landlord would not have agreed to enter into this Amendment but for New Tenant’s obligations in this paragraph. If the Capital Commitment is not completed in the prescribed time period, as evidenced by invoices or similar documentation reasonably acceptable to Landlord, Tenant’s failure shall constitute an Event of Default under the Lease and subject to the applicable cure period described in paragraph 13.01 (c).”

8. Landlord Conditions. Notwithstanding anything to the contrary contained in this Amendment, Landlord’s consent to the Lease Assignment and Sublease and execution of this Amendment are expressly conditioned upon the satisfaction at or prior to Closing of the following conditions precedent (collectively, the “Landlord Conditions”):

a. Landlord’s receipt of the Assignment Price paid by wire transfer by New Tenant to Escrow Agent through Escrow for the benefit of Landlord.

b. Landlord’s receipt of the original Additional Guaranty executed by GDL, Inc.

c. Landlord’s receipt of the original of that certain Reaffirmation of Guaranty attached hereto as Exhibit E executed by the parties (“Guarantors”) to that Guaranty of Payment and Performance dated May 1, 2018, attached to the Original Lease as Exhibit D (“Original Guaranty”).

d. Landlord’s receipt of a copy of the fully executed Lease Assignment between Original Tenant and New Tenant.

e. Landlord’s receipt of a copy of the fully executed Sublease between New Tenant and Original Tenant.

f. Landlord’s receipt of a copy of the fully executed: (i) Amended Management Agreement between Original Tenant and AC Management Group, LLC, an Arizona limited liability company; and (ii) Cultivation Management Services Agreement between Original Tenant and New Tenant (the “CMSA”), each of which shall be effective as of the Closing.

g. Landlord’s receipt of a fully executed copy of this Amendment.

h. Landlord’s receipt of the written consent of Landlord’s mortgagee to this Amendment, the Lease Assignment and Sublease, at Landlord’s cost and expense.

i. Landlord’s receipt of a copy of the fully executed subordination and non- disturbance agreement pursuant to paragraph 16.03 of the Amended Lease from Landlord, New Tenant and East West Bank, Landlord’s lender (the “SNDA”).

j. Landlord’s receipt and approval of the certificates of insurance showing the policies required by the Amended Lease, with Landlord named as additional insured.

9. New Tenant Conditions. Notwithstanding anything to the contrary contained in this Amendment or the Amended Lease, New Tenant’s payment of the Assignment Fee and execution of the Lease Assignment and this Amendment are expressly conditioned upon the satisfaction at or prior to Closing of the following conditions precedent (collectively, the “New Tenant Conditions”):

a. All of VSM, CJK, and Delano Phillips, an individual, as an authorized agent of CJK, shall have executed that certain Master Assignment of Lease Agreement dated as of November , 2022 (the “Master Agreement”), all of the foregoing parties are in compliance therewith and there is no default thereof, and the parties are prepared for the Closing, as defined in the Master Agreement.

b. New Tenant’s receipt of a copy of the fully executed Lease Assignment between Original Tenant and New Tenant.

c. New Tenant’s receipt of a copy of the fully executed Sublease between New Tenant and Original Tenant.

d. New Tenant’s receipt of a copy of this fully executed Amendment.

e. New Tenant’s receipt of a copy of the fully executed: (i) Amended Management Agreement; and (ii) CMSA between CJK and New Tenant.

f. New Tenant’s receipt of a copy of the written consent of Landlord’s mortgagee to this Amendment, the Lease Assignment and Sublease.

g. New Tenant’s receipt of a copy of the fully executed SNDA. New Tenant shall cause Escrow Agent to record the SNDA in the Official Records of Maricopa County, Arizona, at Closing.

h. New Tenant’s receipt of a copy of the fully executed Memorandum.

10. Effect of Failed Condition. In the event this Amendment does not go into effect due to a failed Landlord Condition, failed New Tenant Condition, or other express term of this Amendment, (i) this Amendment shall become null and void and neither party shall have any right or obligation arising from this Amendment, (ii) Landlord’s consent to the Lease Assignment and Sublease are withdrawn, and (iii) the Amended Lease shall remain in full force and effect between Landlord and Original Tenant, unmodified by this Amendment.

11. Ratification of Lease; Conflict. Except as expressly and specifically amended herein, the Amended Lease shall remain in full force and effect and is hereby ratified and confirmed by the Parties. In the event of a conflict between this Amendment and the Amended Lease, this Amendment shall control.

12. Choice of Law. This Amendment is governed by the laws of the State of Arizona without regard to conflict of laws principles.

13. Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts and the signature pages combined to constitute one document. Electronic signatures shall have the same force and effect as original signatures.

14. Personal Property; Landlord’s Fixtures. A new paragraph is added by this Amendment to paragraph 9.01 of the Amended Lease:

Not later than thirty (30) days after Closing, Original Tenant, as grantor, New Tenant, as grantee, and Landlord shall, either together or during separate inspections of the Premises canvas the Premises to record in writing the respective personal property Original Tenant (collectively, “Original Tenant’s Property”) and personal property and real estate fixtures of Landlord (collectively, “Landlord’s Property”) that will not convey to New Tenant as of the Closing, each of Original Tenant and Landlord reserving thereunto such Original Tenant’s Property or Landlord’s Property, respectively, provided, however, that in the event such Original Tenant’s Property or Landlord’s Property shall not be removed from the Premises by its respective owner, at the respective owner’s sole cost and expense, or sold to New Tenant evidenced by that certain Bill of Sale between the respective Parties substantially in the form and substance attached hereto as Exhibit F (“Bill of Sale”) within sixty (60) days after Closing (collectively, the “Distributed Property”), then subject to Section 9.01 of the Second Amended Lease, such Distributed Property shall be deemed to have been abandoned in place, and all rights, title and interests in and to such property shall, subject to Section 9.01 of the Second Amended Lease, be deemed to have transferred to New Tenant as the exclusive owner thereof (collectively, the “Abandoned Property”), subject to New Tenant making a claim(s) against Original Tenant of such Abandoned  Property for the costs and expenses of removal, repair, demolition, replacement and cleanup of the Premises of hazardous substances concerning such Abandoned Property. Notwithstanding anything to the contrary contained in this Second Amended Lease, the marijuana of Original Tenant shall be deemed to be an exception to the Distributed Property and the Abandoned Property, and shall remain the Distributed Property of Original Tenant.

[ SIGNATURE PAGE FOLLOWS ]

This Amendment is executed effective as of the Amendment Effective Date set forth above.

LANDLORD:

ZONED ARIZONA PROPERTIES, LLC, an Arizona limited liability company

By:	ZONED PROPERTIES, INC.
Its:	Member

By:	/s/ Bryan McLaren
Name:	Bryan McLaren
Its:	Chairman/CEO

NEW TENANT:

VSM, LLC, a Colorado limited liability company registered to do business in Arizona as VSM AZ LLC

By:	/s/ Alana Malone
Name:	Alana Malone
Title:	CEO

ACKNOWLEDGED AND APPROVED BY:

EXISTING GUARANTOR:

CJK INC., an Arizona non-profit corporation

By:	/s/ Delano Phillips
Name:
Title:

ASSIGNOR:

CJK INC., an Arizona non-profit corporation

By:	/s/ Delano Phillips
Name:
Title: